UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Supernus Pharmaceuticals, Inc. (the “Company”) was unable to timely file its Quarterly Report on Form 10-Q (the “Quarterly Report”) for the three months ended September 30, 2016 without unreasonable effort or expense. Additional time is needed to address an issue that has arisen concerning the accounting treatment of the $30 million royalty monetization transaction entered into by the Company, which was recorded as revenue in July 2014.

In July 2014, the Company entered into and classified the royalty monetization transaction as revenue based on the conclusion it reached with its auditors that the transaction met the revenue recognition guidance under ASC 605, “Revenue Recognition.”  In August 2016, the Company was informed by its former independent registered public accounting firm, Ernst and Young LLP (“E&Y”), that a royalty monetization transaction for another client was currently being reviewed by the Securities and Exchange Commission’s (the “SEC”) Office of the Chief Accountant (the “OCA”).

After conferring with E&Y and the Company’s current independent registered public accounting firm, KPMG LLP, the Company submitted to the OCA a request for post-accounting review of the transaction.  On November 9, 2016, the OCA completed its review and informed the Company that the royalty monetization transaction should have been recorded as a debt obligation in 2014.  As a result, on November 10, 2016, the Company’s Audit Committee concluded that the Company’s financial statements for the years ended December 31, 2014 and December 31, 2015, and the interim quarterly reports in those years beginning with the third quarter of 2014, and the interim quarterly reports for the first and second quarters in 2016 (the “Non-Reliance Periods”), and related reports of the Company’s independent registered public accounting firms thereon, should no longer be relied upon and will be restated.

At this time, all the changes necessary to restate the financial statements for these periods are not complete.  Notwithstanding, the likely changes can be summarized as follows:

•                  The $30 million proceeds of the transaction will now be recorded in the third quarter of 2014 as non-recourse debt rather than revenue.

•                  Revenue and operating income in the third quarter of 2014 will be reduced by approximately $30 million.

•                  Royalties received by the counterparty to the royalty monetization transaction will now be recognized by the Company as non-cash royalty revenue and the $30 million of non-recourse debt will be reduced by the same amount, less the non-cash implied interest expense to be recognized.

The Company does not expect the restatement to impact the Company’s net product sales or operating expenses for the periods ended December 31, 2014 and 2015.  Accordingly,

•                  FY 2014 Net Product Sales will remain $89.6 million.

•                  FY 2015 Net Product Sales will remain $143.5 million

•                  Net product sales for the three and nine months ended September 30, 2016 are $55.6 million and $149.0 million, respectively.

The Company believes that, taking into consideration the anticipated effects of the restatement (approximately $1 million and approximately $4 million for the three and nine month periods ended September 30, 2016, respectively), operating income for the three and nine month periods ended September 30, 2016 was approximately $20.0 million and $38.9 million, respectively.  Excluding the anticipated effect of the restatement, operating income for the three and nine month periods ended September 30, 2016 was $19.0 million and $34.9 million, respectively.

As of September 30, 2016, the Company had $147.4 million in cash, cash equivalents, marketable securities and long-term marketable securities as compared to the $117.2 million at December 31, 2015.  The restatement has no impact on the Company’s cash position. It is important to note that the Company has no obligation to repay the $30 million of debt associated with the royalty monetization transaction; rather, the debt will be amortized as royalty payments are received by the counterparty to the royalty monetization transaction.

For full year 2016, the Company is adjusting guidance for net product sales, research and development (“R&D”) expenses and operating income as set forth below:

•                  Net product sales in the range of $205 million to $210 million, compared to the previously expected range of $200 million to $210 million.

•                  R&D expenses in the range of $40 million to $44 million, compared to the previously expected range of $50 million to $55 million.

•                  Taking into consideration the anticipated effects of the restatement (approximately $4 million to $6 million) for the full year 2016, operating income would range from $46 million to $51 million. Excluding the anticipated effect of the restatement, operating income would range from $42 million to $47 million, compared to the previously expected range of $32 million to $37 million.

On November 10, 2016, the Company filed Form 12b-25 to disclose that it was unable to timely file its Quarterly Report.  The Company currently intends to file its Quarterly Report and the reports for the Non-Reliance Periods by the end of 2016, but there can be no assurance that this will be the case.

In light of the restatement, the Company will also undertake an assessment to determine the specific circumstances that caused this material weakness in internal control over financial reporting and disclosure controls and procedures. The Company will disclose such matters in the applicable amended filings.

Forward-Looking Statements:

Except for historical information, the matters discussed in this current report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements, the estimated adjustments of the restated financials and the expected timing of filing the restated financial reports, involve risks and uncertainties which may cause actual results to differ materially from those stated here.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the final conclusion of the audit committee’s review of internal controls over financial reporting, the risk that the process of preparing and auditing the financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of the financial reports, as well as other risks described more fully in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements reflect management’s analysis as of the date of this current report on Form 8-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 8.01              Other Events.

On November 7, 2016, the Company issued a press release announcing that the Company’s management will present an overview and update of the Company and host investor meetings during the Stifel Healthcare Conference on November 15, 2016, the Jefferies Healthcare Conference on November 17, 2016, and the Piper Jaffrey Healthcare Conference on November 29, 2016.  However, there will not be a live webcast of the presentations as stated in the press release.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 11, 2016, the Company issued a press release announcing that it will host a conference call at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) on Monday, November 14, 2016 to present a business update.  A live webcast will be available at www.supernus.com.  The webcast will be archived on the Company’s website for 60 days following the live call.  Callers should dial in approximately 10 minutes prior to the start of the call. The phone number to join the conference call is +1 (877) 288-1043 (U.S. and Canada) or +1 (970) 315-0267 (international). The access code for the live call is 3132501. A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibit

The following documents are furnished as Exhibits pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated November 7, 2016.

Exhibit 99.2 — Press Release Dated November 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: November 14, 2016	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release Dated November 7, 2016.	Attached

Exhibit 99.2	Press Release Dated November 11, 2016.	Attached